Exhibit 3.16

BY-LAWS

OF

TKN, INC.

(A Rhode Island Corporation)

ARTICLE I

Offices

Section 1. Registered Office. The initial registered office of the Corporation in the State of Rhode Island shall be maintained at 815 Reservoir Avenue, Cranston, Rhode Island, and the registered agent of the Corporation shall be Guido R. Salvadore, Esq., 123 Dyer Street, Providence, Rhode Island.

Section 2. Other Offices. The Corporation may have other offices, either within or without the State of Rhode Island, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Shareholders

Section 1.   Annual Meetings. A meeting of the shareholders shall be held annually for the election of directors and the transaction of any other business on the second Wednesday in                                    of each year beginning in 1981, or if it be a public holiday, on the next succeeding business day.

Section 2.   Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the President and shall be called by the Secretary, or, in case of death, absence, incapacity or refusal by the Secretary, by any other officer upon the written request of one or more shareholders who hold at least one-quarter in interest of the capital stock entitled to vote at the meeting.

Section 3.   Place of Meetings. Meetings of shareholders shall be held at such place, within or without the State of Rhode Island, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the principal office of the Corporation in the State of Rhode Island.

Section 4.   Notice of Meetings. Notice of each meeting of shareholders shall be given in writing and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

A copy of the notice of each meeting shall be given, personally or by first class mail, not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If after the adjournment, however, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the preceding paragraphs of this Section 4.

Section 5.   Waiver of Notice. Notice of meetings need not be given to any shareholder who delivers to the Corporation a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 6.   Inspectors of Election. The Board of Directors, in advance of any shareholders’ meeting, may appoint one or more inspectors to act at the meeting or at any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 7.   Voting List of Shareholders. A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be made available to the inspectors of election; if any, or to the person presiding at the meeting at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. The persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall rely on such list of shareholders to determine the right of the person challenged, to vote.

Section 8.   Qualification of Voters. Unless otherwise provided in the Articles of Incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the stock transfer books of the Corporation.

Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares held by an administrator, executor, guardian, custodian under a gift-to-minors act, conservator, committee or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine.

Shares held by two or more persons as joint tenants or as tenants in common may be voted at any meeting of the shareholders by any one of such persons, unless another joint tenant or tenant in common seeks to vote any of such shares in person or by proxy. In the latter event, the written agreement, if any, which governs the manner in which such shares shall be voted, shall control if presented at the meeting. If there be no such agreement presented at the meeting, the majority in number of such joint tenants or tenants in common present shall control the manner of voting. If there be no such majority, or if there be two such joint tenants or tenants in common both of whom seek to vote such shares, the shares shall, for the purpose of voting, be divided equally among such joint tenants or tenants in common present.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to be is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

A shareholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

Section 9.   Quorum of Shareholders. The holders of a majority of the shares entitled to vote at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that except as otherwise provided by the Articles of Incorporation, when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of one-third of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders.

The shareholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

Section 10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him by proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact.

Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary of any Assistant Secretary of the Corporation.

Section 11. Vote or Consent of Shareholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

Whenever shareholders are required or permitted to take any action by vote,

such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as unanimous vote of shareholders.

Any action required or permitted to be taken at a meeting of shareholders by law or by the Articles of Incorporation or By-Laws of the Corporation, may be taken without a meeting of shareholders upon the written consent of less than all the shareholders entitled to vote thereon, if: (a) the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon are present; and (b) action pursuant to this section is authorized by the Articles of Incorporation. Prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held. Whenever action is taken pursuant to this Section 11, the written consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of shareholders. Any action taken pursuant to this Section 11. shall have the same effect for all purposes as if such action had been taken at a meeting of the shareholders.

Section 12. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record transfer books shall not be closed for the purpose of fixing the record date. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 12., such determination shall apply to any adjournment thereof.

ARTICLE III

Board of Directors

Section 1.   Power of Board of Directors and Qualifications of Directors. The business and affairs of the Corporation shall be managed by the Board of Directors. Directors need not be residents of Rhode Island or shareholders of the Corporation. Each director shall be at least twenty-one years of age. The Board of Directors shall have authority to fix the compensation of directors.

Section 2.   Number of Directors. The Board of Directors of the Corporation shall be the number of directors fixed by resolution adopted by the Board of Directors of the Corporation, which number shall be not less than three; except that, whenever there shall be less than three shareholders, the number of directors shall be not less than the number of shareholders.

Section 3.   Election and Term of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until their successors have been elected and shall have qualified.

Section 4.   Quorum of Directors and Action by the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except where otherwise provided in these By-Laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is present, shall be the act of the Board of Directors.

Section 5.   Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year as soon as may be practicable after the annual meeting of shareholders. Regular meetings of the Board of Directors shall be held at such times and places as may be fixed by the Board of Directors. Special meetings of the Board of Directors may be held at any time at any place upon the call of the President or any two directors. If no place is so fixed, meetings of the Board of Directors shall be held at the principal office of the Corporation in Providence, Rhode Island.

Any meeting of the Board of Directors may be held by means of a telephone conference circuit, and connection by a director to such circuit shall constitute presence at such meeting. Minutes of any such meeting shall be prepared and inserted in the minute book of the Corporation.

No notice need be given of annual or regular meetings of the Board of Directors. One day’s notice of each special meeting of the Board of Directors shall be given to each director either by mail, telegram, written message or orally. Notice are deemed to have been given: by mail, when deposited in the United States mail; by telegram at the time of delivery of the message to the independent telegraph company; and by messenger at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for the purpose; or if none has been so designated, at his least known residence or business address.

Notice of a meeting of the Board of Directors need not be given to any director who delivers a signed waiver of notice whether before of after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement.

A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

A majority of the directors present at a meeting of the Board of Directors whether or not a quorum is present may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given in the manner described above to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

Section 6.   Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the resignation shall be effective upon receipt thereof by an officer of the Corporation. The acceptance of such resignation shall not be necessary to make it effective.

Section 7.   Removal of Directors. A director may be removed from office with or without cause by vote of the holders of a majority of the stock entitled to vote in the election of such director and may be removed from office with cause by vote of a majority of the directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

Section 8.   Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor in office.

Section 9.   Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and one or more other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger, consolidation or reorganization recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the By-Laws of the Corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, or any responsibility imposed by law.

Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.

Each such committee shall serve at the pleasure of the Board of Directors.

Section 10. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

Section 11. Interest of Director in a Transaction and Conflicts of Interest. No contract or transaction between a Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers of the corporation are directors or officers or have a financial interest, shall be void or voidable nor shall the directors or officers of the Corporation be liable with respect to such contract or transaction solely for this reason, or solely because the director or officer of the Corporation is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his or their interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

(2) The material facts as to his or their interest and so to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

Notwithstanding the foregoing, the Corporation shall not lend money to or use its credit to assist its directors without authorization in the particular case by its shareholders. The Corporation may, however, lend money to and use its credit to assist any employee of the Corporation or of a subsidiary, including any such employee who is a director of the Corporation, if the Board of Directors of the Corporation decides that such loan or assistance may benefit the Corporation.

Section 12. Indemnification.

(a) The Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administarative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or a stockholder purporting to act on behalf of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in respect of any criminal action or proceeding as to which such person shall have been adjudged to be guilty, unless, and only to the extent that the court in which such action or proceeding was brought, shall determine upon application that, despite the adjudication of guilt, in view of all of the circumstances of the case, such person is entitled to indemnity for such expenses or fines which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or a stockholder purporting to act on behalf of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) To the extent that a director, officer, employee agent of the Corporation or a stockholder purporting to act on behalf of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 12., or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this Section 12., (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, agent or stockholder is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 12. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, by a quorum of disinterested directors, or if the Board of Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (d) of this Section 12., upon receipt of an undertaking by or on behalf of the director, officer, employee, agent or stockholder to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section 12.

(f) The indemnification provided by this Section 12. shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Laws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity whole holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or stockholder and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or stockholder of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 12., but such insurance shall only cover a stockholder to the extent he purports to act on behalf of the Corporation.

For purposes of this Section 12., the Corporation may consider the term “Corporation” to include any corporation which has merged or consolidated into the Corporation or of which the Corporation has acquired all or substantially all the assets in a transaction requiring approval by the shareholders of the Corporation whose assets were acquired.

ARTICLE IV

Officers

Section 1.   Officers. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time offices may be held by the same person.

Section 2.   Term of Office and Removal. Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire on the date of the meeting of the Board of Directors following the next annual meeting of shareholders. Any officer may be removed at any time by the Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.   Powers and Duties. The officers of the Corporation shall have such authority and perform such duties in the management of the Corporation, as may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall have such authority and perform such duties in the management of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices. Securities of other corporations held by the Corporation may be voted by any officer designated by the Board of Directors and, in the absence of any such designation, by the President, any Vice President, the Secretary or the Treasurer.

Section 4.   President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall exercise general supervision over the property, affairs and business of the Corporation and shall authorize the other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation. The President shall preside at all meetings of shareholders, of the Board of Directors and of all committee or committees designated by the Board of Directors and in general shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5.   Vice Presidents. In the event of the death, disability or absence of the President, or at his request, the Vice Presidents, in the order designated by the Board of Directors, shall perform all of the duties of the President, and when so acting shall have all the powers of, and shall be subject to, all the restrictions on the authority of the President. The Vice Presidents shall have such additional powers and perform such additional duties as from time to time may be assigned to them by the Board of Directors or by the President.

Section 6.   Secretary. The Secretary shall: (a) act as secretary at and keep the minutes of all meetings of shareholders, the Board of Directors and all committees designated by the Board of Directors, and shall cause the same to be recorded in books provided for that purpose; (b) prepare, or cause to be prepared, and submit to the inspectors of election, if any, at each meeting of shareholders, and otherwise produce at any meeting of shareholders, if required, a certified list of the names, in alphabetical order, and addresses of the shareholders entitled to vote at such meeting, together with the number of shares of stock registered in the name of each; (c) give all notices in accordance with the provisions of these By-Laws or as required by law; (d) act as custodian of the record of the meetings of the Board of Directors and all committees designated by the Board of Directors, and of the seal of the Corporation, and attest the seal when so affixed; (d) in general, perform all duties incident to the office of Secretary and have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

Section 7.   Treasurer. The Treasurer shall have supervision over the funds, securities, receipts and disbursements of the Corporation, shall deposit all funds of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by such officer or officers to whom the Board of Directors may delegate the power so to designate, and in general shall perform all duties incident to the office of Treasurer and shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

Section 8.   Assistant Secretaries and Assistant Treasurers. Any Assistant Secretary and Assistant Treasurer shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or by the President.

Section 9.   Compensation. The officers of the Corporation shall receive such compensation as shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any officer, except the President of the Corporation. No officer shall be prohibited from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Section 10. Surety Bonds. In the event that the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned on the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of all property, funds or securities of the Corporation that may come into his hands.

ARTICLE V

Forms of Certificates; Loss and Transfer of Shares

Section 1.   Forms of Share Certificates. The shares of the Corporation shall be represented by certificates signed by the President and Secretary of the Corporation by a Vice President and by the Treasurer or the Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. If such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

Every certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each such class authorized to be issued, and, if the Corporation is authorized to issue any preferred or special class in series, the variation in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Rhode Island; (b) the name of the person to whom issued; (c) the number and class of shares, and the designation of the series, if any, which such certificate represents; (d) if the shares are without par value, a statement of such fact. No certificate shall be issued for any share until such share is fully paid.

Section 2.   Transfer of Shares. Subject to any transfer restrictions then in force, the shares of the Corporation shall be transferable on the record of shareholders upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper indorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

Section 3.   Lost, Stolen of Destroyed Share Certificates. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors, upon:

(1)                     Production of evidence of loss, destruction or wrongful taking;

(2)                     Delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;

(3)                     Payment of the expenses of the Corporation and its agents incurred in connection with the issurance of the new certificate; and

(4)                     Complaince with such other reasonable requirements as may be imposed.

ARTICLE VI

Other Matters

Section 1.   Bonds, Facsimile Signatures and Corporate Seal. The Board of Directors may adopt a corporate seal and after such seal at pleasure. The seal of the Corporation and all signatures of the officers or other agents of the Corporation upon a bond and any coupon attached thereto may be facsimiles if the bond is countersigned by an officer or other agent or a trustee or other certifying or authenticating authority. In case any officer or other agent who has signed or whose facsimile signature has been placed upon such bond or coupon shall have ceased to be such officer or agent before such bond is issued, it may be issued by the Corporation with the same effect as if he were such officer or agent at the date of its issue.

Section 2.   Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Amended 11-22-99

Section 3. Books and Records. The Corporation shall keep: (a) correct and complete books and records of account; (b) minutes of the proceedings of the shareholders, Board of Directors and any committees of directors; (c) a current list of the directors and officers and their residence addresses; and (d) at the office of its transfer agent a record stating the names and addresses of all shareholders and the number and class of shares held by each.

The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board of Directors. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

Section 4.   Checks, Notes, etc. All checks and drafts on, and withdrawals from the Corporation’s accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, indorsed, or accepted by the Corporation, shall be signed on its behalf by the President of the Corporation or any other person or persons authorized to sign on behalf of the Corporation by, or pursuant to resolution of, the Board of Directors.

Section 5.   Amendments. By-Laws of the Corporation may be adopted, amended or repealed by vote of the holders of a majority of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. By-Laws may also be adopted, amended or repealed by majority vote of the Board of Directors at any regular or special meeting, except that no amendment may be made by the Board of Directors on matters reserved to the shareholders by law or the Articles of Incorporation or which changes the provisions of these By-Laws relating to meetings of Shareholders, to the removal of directors or to the requirements for amendment of these By-Laws.